                                                                     EXHIBIT 99






                            ASSET PURCHASE AGREEMENT


                                     AMONG


                         ANALYTICAL TECHNOLOGIES, INC.,
                              ANATEC CANADA, INC.,

                    ALBERT G. SCHORNBERG, JAMES A. BARBOUR,
                      TIMOTHY E. TINDLE, DAVID H. CLELAND


                                      AND


                              NORRELL CORPORATION,
                        NORRELL TECHNICAL SERVICES, INC.
                             NORRELL SERVICES, LTD.


                                 JULY 22, 1996


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


                               TABLE OF CONTENTS


1.0  Definitions.

2.0  Basic Transaction
     2.01  Purchase and Sale of Assets
     2.02  Assumption of Liabilities
     2.03  Purchase Price and Payment
     2.04  The Closing
     2.05  Deliveries at the Closing


3.0  Representations and Warranties of the Asset Sellers
     3.01  Organization of the Asset Sellers
     3.02  Authorization of Transaction
     3.03  Non-contravention
     3.04  Brokers' Fees
     3.05  Title to Assets
     3.06  Subsidiaries
     3.07  Financial Statements
     3.08  Events Subsequent to Most Recent Fiscal Year End
     3.09  Undisclosed Liabilities
     3.10  Legal Compliance
     3.11  Tax Matters
     3.12  Real Property
     3.13  Intellectual Property
     3.14  Tangible Assets
     3.15  [Intentionally left blank]
     3.16  Contracts
     3.17  Notes and Accounts Receivable
     3.18  Powers of Attorney
     3.19  Insurance
     3.20  Litigation
     3.21  Product and Services Warranty
     3.22  Product Liability
     3.23  Employees
     3.24  Employee Benefits
     3.25  Guaranties
     3.26  Environment, Health, and Safety
     3.27  Certain Business Relationships with the Asset Sellers
     3.28  Adequacy of Acquired Assets
     3.29  Customers
     3.30  Disclosure

4.0  Representations and Warranties of the Purchaser
     4.01  Organization of the Purchaser
     4.02  Authorization of Transaction


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

     4.03  Non-contravention
     4.04  Brokers' Fees

5.0  [Intentionally left blank]

6.0  Conditions to Obligation to Close
     6.01  Conditions to Obligation of the Purchaser
     6.02  Conditions to Obligation of the Asset Sellers

7.0  Termination
     7.01  Termination of Agreement
     7.02  Effect of Termination

8.0  Post-Closing Covenants
     8.01  General
     8.02  Litigation Support
     8.03  Transition
     8.04  Confidentiality
     8.05  Covenant Not to Compete
     8.06  Tax Matters
     8.07  Intellectual Property Matters
     8.08  Release of Guaranties

9.0  Remedies for Breaches of This Agreement
     9.01  Survival of Representations, Warranties, Covenants and Agreements
     9.02  Indemnification Provisions for Benefit of the Purchaser
     9.03  Indemnification Provisions for Benefit of the Sellers
     9.04  Matters Involving Third Parties
     9.05  Other Indemnification Provisions

10.0 Miscellaneous
     10.01 Press Releases and Public Announcements
     10.02 No Third Party Beneficiaries
     10.03 Entire Agreement
     10.04 Succession and Assignment
     10.05 Counterparts
     10.06 Headings
     10.07 Notices
     10.08 Governing Law
     10.09 Amendments and Waivers
     10.10 Severability
     10.11 Expenses
     10.12 Construction
     10.13 Incorporation of Exhibits and Schedules
     10.14 Specific Performance



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

                        LIST OF EXHIBITS AND ATTACHMENTS

GLOSSARY OF TERMS

EXHIBIT A--FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT B--INTENTIONALLY LEFT BLANK
EXHIBIT C--FORM OF ESCROW AGREEMENT
EXHIBIT D--FORM OF EMPLOYMENT AGREEMENT
EXHIBIT E--SCHORNBERG AND BARBOUR EXPENSES
DISCLOSURE SCHEDULE


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                             ASSET PURCHASE AGREEMENT

         This Agreement is entered into on July 22,1996, by and among Norrell Corporation, a Georgia corporation, and its affiliates Norrell Technical Services, Inc., a Georgia corporation, and Norrell Services, Ltd., a Canadian corporation (collectively, the "Purchaser"), Analytical Technologies, Inc., a Michigan corporation, and ANATEC Canada, Inc., a Canadian corporation (collectively, the "Asset Sellers" and individually, an "Asset Seller"), and Albert G. Schornberg, James A. Barbour, Timothy E. Tindle and David H. Cleland (collectively, the "Shareholders" and individually a "Shareholder"). The Purchaser, the Shareholders and the Asset Sellers are referred to individually as a "Party" and collectively as the "Parties."

         This Agreement contemplates a transaction in which the Purchaser will purchase all of the assets (and assume certain of the liabilities) of the Asset Sellers in return for cash.

         Now, therefore, in consideration of the premises and the mutual promises made in this Agreement, and in consideration of the representations, warranties, and covenants contained in this Agreement, the Parties agree as follows.

         1.0 Definitions. For purposes of this Agreement and the Acquisition Documents, the capitalized terms shall have the meanings set forth in the attached Glossary of Terms.

         2.0     Basic Transaction.

                 2.01 Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Asset Sellers, and the Asset Sellers agree to sell, transfer, convey, and deliver to the Purchaser, all of the Acquired Assets, at the Closing, free and clear of all liens, claims, charges, Security Interests, and encumbrances of any kind or nature, other than the Permitted Encumbrances.

                 2.02 Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, as of the Effective Date, the Purchaser agrees to assume and become responsible for the performance and satisfaction of the Assumed Liabilities. Under no circumstances will the Purchaser assume or have any responsibility with respect to any of the Excluded Liabilities. The Asset Sellers will remain responsible for the performance and satisfaction of the Excluded Liabilities and will pay the Excluded Liabilities when due.

                 2.03     Purchase Price and Payment.

                 (a) At the Closing, the Purchaser shall pay the Preliminary Purchase Price to the Asset Sellers by wire transfer or other delivery of immediately available funds.

                 (b) Not later than February 15, 1997, the Purchaser shall prepare or cause to be prepared (in accordance with the accounting principles applied in the preparation of the Financial Statements as at and for the fiscal year ended


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

         as of the Most Recent Fiscal Year End) a combined balance sheet of the Asset Sellers as at the Closing Date (the "Closing Balance Sheet") and a combined statement of income in respect of the Business for the twelve (12)-month period ending December 31, 1996 (collectively the "1996 Financial Statements"), together with the Purchaser's calculation of the Contingent Purchase Price. Within fifteen (15) days following the Asset Sellers' receipt of the 1996 Financial Statements and the Purchaser's calculation of the Contingent Purchase Price, the Asset Sellers shall notify the Purchaser in writing of any objections thereto (the "Dispute Notice"). The Asset Sellers and the Purchaser shall each use reasonable efforts to resolve any objections set forth in the Dispute Notice themselves. If the Asset Sellers and the Purchaser shall be unable to resolve any objections set forth in the Dispute Notice themselves within thirty (30) days following the Purchaser's receipt thereof, then the Asset Sellers and the Purchaser will promptly select a firm of independent public accountants mutually acceptable to the Asset Sellers and the Purchaser to resolve any objections set forth therein. If the Asset Sellers and the Purchaser shall be unable to promptly agree on the selection of a firm of independent public accountants, then the Asset Sellers and the Purchaser will select a nationally-recognized firm of independent public accountants (other than Plante & Moran, L.L.P. or Ernst & Young, L.L.P.) by lot. The resolution of any objections set forth in the Dispute Notice by the firm of independent public accountants (whether selected by mutual agreement or lot) shall be conclusive and binding upon the Asset Sellers and the Purchaser.

                 (c) If, as finally determined by the firm of independent public accountants, the Contingent Purchase Price shall be less than or equal to the Contingent Purchase Price as calculated by the Purchaser, then the Asset Sellers shall pay all fees and expenses of such firm. If, as finally determined by the firm of independent public accountants, the Contingent Purchase Price shall be greater than the Contingent Purchase Price as calculated by the Purchaser, then the Purchaser shall pay all fees and expenses of such firm.

                 (d) The Purchaser shall make available to the Asset Sellers and the Asset Sellers' agents and representatives, and any firm of independent public accountants selected to resolve any objections set forth in the Dispute Notice, at reasonable times and upon reasonable notice, the workpapers and other supporting documentation used by the Purchaser in the preparation of the 1996 Financial Statements and the calculation of the Contingent Purchase Price.

                 (e) Promptly following the determination of the Contingent Purchase Price (whether by mutual agreement of the Asset Sellers and the Purchaser or by a firm of independent public accountants), the Purchaser shall pay (i) to the Escrow Agent by wire transfer or other delivery of immediately available funds an amount equal to ten percent (10%) of the Aggregate Purchase Price to be held, administered and distributed in accordance with the Escrow Agreement and (ii) to the Asset Sellers by wire transfer or other delivery of immediately





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         available funds the balance, if any, of the Contingent Purchase Price
         (after giving effect to the payment contemplated by clause (i) of this Section 2.03(e).

                 2.04 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Howard & Howard Attorneys, P.C., in Bloomfield Hills, Michigan, or such other place as the Parties shall agree to, commencing at 9:00 a.m. (local time) on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated in this Agreement (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than August 30, 1996. The Effective Date of the transaction shall be 11:59 p.m. (local time) on July 15,1996.

                2.05 Deliveries at the Closing. At the Closing, (a) the Sellers will deliver to the Purchaser the various certificates, instruments, and documents referred to in Section 6.01; (b) the Purchaser will deliver to the Sellers the various certificates, instruments, and documents referred to in
Section 6.02; (c) the Asset Sellers will execute, acknowledge (if appropriate), and deliver to the Purchaser (i) assignments (including real property and Intellectual Property transfer documents in form satisfactory to the Purchaser and sufficient to transfer title to the Acquired Assets to the Purchaser and
(ii) such other instruments of sale, transfer, conveyance, and assignment as the Purchaser and its counsel may reasonably request; (d) the Purchaser will execute, acknowledge (if appropriate), and deliver to the Asset Sellers (i) an Assignment and Assumption Agreement in the form attached as Exhibit A and (ii) such other instruments of assumption as the Asset Sellers and their counsel may reasonably request; and (e) the Purchaser will deliver to the Asset Sellers the consideration specified in Section 2.03(a).

         3.0 Representations and Warranties of the Sellers. The Sellers represent and warrant to the Purchaser that, except as set forth in the disclosure schedule attached and initialed by the Parties (the "Disclosure Schedule"):

                 3.01 Organization of the Asset Sellers. Each Asset Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                 3.02 Authorization of Transaction. Each Asset Seller has full power and authority (including full corporate power and authority) to execute and deliver the Acquisition Documents and to perform its obligations in all respects as required by the Acquisition Documents. The board of directors of each Asset Seller and the Shareholders, as applicable, have duly authorized the execution, delivery, and performance of the Acquisition Documents by each Asset Seller. The Acquisition Documents constitute valid and legally binding obligations of each Asset Seller, enforceable in accordance with their terms and conditions. Each Shareholder has full power and authority to execute and deliver the Acquisition Documents and to perform his obligations thereunder. The Acquisition Documents constitute the valid and legally binding obligation of each of the Shareholders, enforceable in accordance with their terms and conditions.





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                 3.03     Non-contravention. Neither the execution and the
delivery of the Acquisition Documents, nor the consummation or performance of the transactions contemplated in the Acquisition Documents, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Asset Sellers or a Shareholder is subject or any provision of the charter or bylaws of either of the Asset Sellers or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Asset Sellers or Shareholders is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of the Asset Sellers and the Shareholders needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated in the Acquisition Documents.

                 3.04 Brokers' Fees. The Sellers have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated in the Acquisition Documents for which the Purchaser could become liable or obligated.

                 3.05 Title to Assets. The Asset Sellers have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, including all of the Acquired Assets, free and clear of all Security Interests or restrictions on transfer, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. The Asset Sellers have good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

                 3.06 Subsidiaries. Neither of the Asset Sellers has or ever had any Subsidiaries.

                 3.07 Financial Statements. Attached as Section 3.07 of the Disclosure Schedule are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1993, December 31, 1994, and December 31, 1995 (the "Most Recent Fiscal Year End") for Analytical Technologies, Inc.; and (ii) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the six (6) months ended June 30, 1996 (the "Most Recent Fiscal Month End") for the Asset Sellers. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Asset Sellers as of such dates and the results of operations of the Asset Sellers for such periods, are correct and complete, and are consistent with the books and records of the Asset Sellers (which books and records





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are correct and complete); provided, however, that the Most Recent Financial
Statements, are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. As of the dates of the Financial Statements, the Asset Sellers did not have any material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent or otherwise, and whether due or to become due) that are included in the Assumed Liabilities which are not fully accrued or reserved against in the Financial Statements in accordance with GAAP. The Financial Statements do not contain any items of special or nonrecurring income, or other income not earned in the Ordinary Course of Business, individually in excess of $1,000 and in the aggregate in excess of $10,000. The Asset Sellers have not engaged in any transaction, maintained any bank account, or used any of the funds of the Asset Sellers, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of the Asset Sellers. The books, records, and accounts of the Asset Sellers accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Asset Sellers.

                 3.08 Events Subsequent to the Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change, singly or in the aggregate, in the business, financial condition, operations, results of operations, liabilities, assets, earnings, or future prospects of either of the Asset Sellers nor has there been any event which has had or may reasonably be expected to have a material adverse effect on any of the foregoing. Without limiting the generality of the foregoing, except as set forth in Section 3.08 of the Disclosure Schedule, since the Most Recent Fiscal Year End:

                          (a) Neither of the Asset Sellers has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                          (b) Neither of the Asset Sellers has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $5,000 or outside the Ordinary Course of Business or where a Shareholder, officer, director, employee or any Affiliate of any of them is a party or has an interest;

                          (c) No party (including either of the Asset Sellers) has accelerated, terminated, materially modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 to which either of the Asset Sellers is a party or by which either of them is bound;

                          (d) Neither of the Asset Sellers has imposed any Security Interest upon any of its assets, tangible or intangible;

                          (e) Neither of the Asset Sellers has made any capital expenditure (or series of related capital expenditures) either involving more than $3,000 or outside the Ordinary Course of Business;





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                          (f)     Neither of the Asset Sellers has made any
         capital investment in, any loan to, or any acquisition of the Securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

                          (g) Neither of the Asset Sellers has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness or capitalized lease obligations either involving more than $3,000 singly or $10,000 in the aggregate or incurred any obligation or Liability of any nature except in the Ordinary Course of Business;

                          (h) Neither of the Asset Sellers has delayed or postponed the payment of accounts payable and other Liabilities other than in the Ordinary Course of Business;

                          (i) Neither of the Asset Sellers has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $3,000 or outside the Ordinary Course of Business;

                          (j) Neither of the Asset Sellers has granted, disposed of, or allowed to lapse any license or sublicense of any rights under or with respect to any of its Intellectual Property;

                          (k) There has been no change made or authorized in the charter or bylaws of either of the Asset Sellers;

                          (l) Neither of the Asset Sellers has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                          (m) Neither of the Asset Sellers has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                          (n) Neither of the Asset Sellers has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                          (o) Neither of the Asset Sellers has made any loan or payment to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business or with any Shareholder or Affiliate of a Shareholder in any event;

                          (p) Neither of the Asset Sellers has entered into any employment contract or collective bargaining agreement, written or oral, or materially modified





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         the terms of any existing such contract or agreement or experienced any organized slowdown, work interruption, strike or work stoppage;

                          (q) Neither of the Asset Sellers has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                          (r) Neither of the Asset Sellers has adopted, amended, modified (outside the Ordinary Course of Business) or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its employees (or taken any such action with respect to any other Employee Benefit
         Plan); nor has either of the Asset Sellers adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment, including any Employee Benefit Plan, with respect to any officer or director of the Asset Sellers;

                          (s) Neither of the Asset Sellers has made (i) any change in employment terms for any of its employees outside the Ordinary Course of Business; or (ii) any change in employment terms for any of its directors or officers;

                          (t) Neither of the Asset Sellers has made or pledged to make any charitable or other contribution outside the Ordinary Course of Business or in excess of $3,000;

                          (u) Neither of the Asset Sellers has paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses either Asset Seller has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) other than those paid and incurred in the Ordinary Course of Business;

                          (v) There has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business and exceeding $5,000 involving either of the Asset Sellers;

                          (w) Neither of the Asset Sellers has made any material change in any method of accounting, or accounting principle, practice or policy; and

                          (x) Neither of the Asset Sellers has committed to any of the foregoing.

                 3.09 Undisclosed Liabilities. Neither of the Asset Sellers has any Liability (and, to the Sellers' Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of





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

contract, breach of warranty, tort, infringement, or violation of law), and
(iii) Liabilities listed in Section 3.09 of the Disclosure Schedule.

                 3.10 Legal Compliance. Each of the Asset Sellers and their predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced or threatened against any of them alleging any failure so to comply and, to the Sellers' Knowledge, there is no Basis for any such action.

                 3.11     Tax Matters.

                          3.11.1     Each of the Asset Sellers has filed all Tax
Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by each of the Asset Sellers (whether or not shown on any Tax Return) have been paid. Neither of the Asset Sellers currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where either of the Asset Sellers does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of either of the Asset Sellers that arose in connection with any failure (or alleged failure) to pay any Tax.

                          3.11.2     Each of the Asset Sellers has withheld and
paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party as of the Effective Date.

                          3.11.3     No Shareholder or director or officer (or
employee responsible for Tax matters) of either of the Asset Sellers expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of either of the Asset Sellers either (a) claimed or raised by any authority in writing or (b) as to which any of the Shareholders and the directors and officers (and employees responsible for Tax matters) of the Asset Sellers has Knowledge. Section 3.11.3 of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Asset Sellers for taxable periods ended on or after December 31, 1989, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Asset Sellers have delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by either of the Asset Sellers since December 31, 1989.

                          3.11.4     Neither of the Asset Sellers has waived any
statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.





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

                          3.11.5     The unpaid Taxes of the Asset Sellers (a)
did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (b) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Asset Sellers in filing their Tax Returns.

                          3.11.6     Neither of the Asset Sellers has filed a
consent under Code Section 341(f) concerning collapsible corporations. Neither of the Asset Sellers has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. Neither of the Asset Sellers has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the Asset Sellers has disclosed on its federal income Tax Returns all positions taken that could give rise to an understatement of federal income Tax within the meaning of Code
Section 6662. Neither of the Asset Sellers is a party to any Tax allocation or sharing agreement. Neither of the Asset Sellers (a) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Asset Seller) or (b) has any Liability for the Taxes of any Person (other than any of the Asset Sellers) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                          3.11.7    Section 3.11.7 of the Disclosure Schedule
sets forth the following information with respect to each of the Asset Sellers as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing Date giving effect to the consummation of the transactions contemplated herein): (a) the basis of the Asset Sellers in the Acquired Assets; (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, or excess charitable contribution allocable to the Asset Sellers; and (c) the amount of any deferred gain or loss allocable to the Asset Sellers arising out of any Deferred Intercompany Transaction.

                 3.12     Real Property.

                          3.12.1    Section 3.12.1 of the Disclosure Schedule
lists and describes briefly all real property that either of the Asset Sellers owns. With respect to each such parcel of owned real property:

                          (a) the identified owner has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and reflected in the Most Recent Financial Statements and notes thereto and recorded easements, covenants, and other restrictions which do not impair adversely or affect the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

                          (b) there are no pending or, to the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for real estate matters) of the Asset Sellers, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting adversely the current use, occupancy, or value thereof;

                          (c)     the legal description for the parcel
         contained in the deed describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                          (d) all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                          (e) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

                          (f) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

                          (g) there are no parties (other than the Asset Seller) in possession of the parcel of real property, other than tenants under any leases disclosed in Section 3.12.2 of the Disclosure Schedule who are in possession of space to which they are entitled;

                          (h) all facilities located on the parcel of real property are, to the Sellers' Knowledge, supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate, in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

                          (i) each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, easement benefiting the parcel of real property, and access to the property is provided by paved public right-of-way.

                3.12.2 Section 3.12.2 of the Disclosure Schedule lists and describes briefly all real property leased or subleased by or to either of the Asset Sellers. The Asset Sellers have delivered to the Purchaser correct and complete copies of the leases and subleases (as amended to date) listed in Section 3.12.2 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 3.12.2 of the Disclosure Schedule as to the Asset Sellers and, to the Knowledge of any of the Asset Sellers, its officers or directors, and the Shareholders, as to any other party:

                          (a) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                          (b) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated in the Acquisition Documents;

                          (c) no Party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                          (d) no Party to the lease or sublease has repudiated any provision thereof;

                          (e) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                          (f)     with respect to each sublease, the
         representations and warranties set forth in subsections (a) through
         (e) above are true and correct with respect to the underlying lease;

                          (g) neither of the Asset Sellers has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                          (h) all facilities leased or subleased thereunder have been and are being operated and maintained in accordance with applicable laws, rules, and regulations; and

                          (i) all facilities leased or subleased thereunder are supplied with utilities and other services reasonably necessary for the operation of said facilities.

                 3.13     Intellectual Property.

                          3.13.1     The Asset Sellers own or have the right to
use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Asset Sellers as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by either of the Asset Sellers immediately prior to the Closing will be owned or available for use by the Purchaser on identical terms and conditions immediately subsequent to the Closing. Each of the Asset Sellers has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                          3.13.2 Neither of the Asset Sellers has interfered
with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Asset Sellers has ever received, or has Knowledge of, any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that either of the Asset Sellers must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Asset Sellers, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of either of the Asset Sellers.

                          3.13.3 Section 3.13.3 of the Disclosure Schedule
identifies each patent or registration which has been issued to either of the Asset Sellers with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which either of the Asset Sellers has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the Asset Sellers has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Asset Sellers have delivered to the Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Purchaser correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 3.13.3 of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the Asset Sellers in connection with any of its businesses and any address at which each name or mark was or is used. With respect to each item of Intellectual Property required to be identified in Section 3.13.3 of the Disclosure Schedule:

                                  (a)      the Asset Sellers possess all right,
         title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                                  (b)      the item is not subject to any
         outstanding injunction, judgment, order, decree, ruling, or charge;

                                  (c)      no action, suit, proceeding,
         hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Asset Sellers, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                                  (d)      neither of the Asset Sellers has
         ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                          3.13.4  Section 3.13.4 of the Disclosure Schedule
identifies each item of Intellectual Property that any third party owns and that either of the Asset Sellers uses and no Intellectual Property of a third party is used except pursuant to license, sublicense, agreement, or permission. The Asset Sellers have delivered to the Purchaser correct and complete copies of any licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
Section 3.13.4 of the Disclosure Schedule:

                                  (a)      the license, sublicense, agreement,
         or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                                  (b)      the license, sublicense, agreement,
         or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated by the Acquisition Documents;

                                  (c)      no party to the license, sublicense,
         agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                  (d)      no party to the license, sublicense,
         agreement, or permission has repudiated any provision thereof;

                                  (e)      with respect to each sublicense, the
         representations and warranties set forth in subsections (a) through
         (d) above are true and correct with respect to the underlying license;

                                  (f)      the underlying item of Intellectual
         Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                                  (g)      no action, suit, proceeding,
         hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Asset Sellers, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                                  (h)      neither of the Asset Sellers has
         granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                          3.13.5  To the Knowledge of any of the Shareholders
and the directors and officers (and employees with responsibility for Intellectual Property matters) of the

Asset Sellers, none of the Purchaser or its subsidiaries will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the Asset Sellers' businesses as presently conducted and as presently proposed to be conducted.

                          3.13.6  None of the Shareholders and the directors
and officers (and employees with responsibility for Intellectual Property matters) of the Asset Sellers has any Knowledge of any new products, inventions, procedures, services, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product, service, or process of any of the Asset Sellers.

                 3.14 Tangible Assets. The Asset Sellers own or lease all buildings, machinery, equipment, and other tangible assets which, to the Sellers' Knowledge, are reasonably necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.
Section 3.14 of the Disclosure Schedule lists all Vehicles, Equipment and Furniture and Fixtures owned, leased or used in the Asset Sellers' businesses and indicates the owner of each such listed item. Section 3.14 of the Disclosure Schedule lists all bank accounts maintained by the Asset Sellers.

                 3.15     Intentionally left blank.

                 3.16 Contracts. Section 3.16 of the Disclosure Schedule lists the following contracts and other agreements to which either of the Asset Sellers is a party:

                          (a)     any agreement (or group of related
         agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $3,000 per annum;

                          (b)     any agreement (or group of related
         agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, or cannot be terminated on 30 days' notice, or which is expected to result in a loss to either of the Asset Sellers, or involves consideration in excess of $25,000;

                          (c) any agreement concerning a partnership or joint venture, and any distribution, dealer, representative, agent, franchise, commission or other sales agreement;

                          (d)     any agreement (or group of related
         agreements) under which either of the Asset Sellers has created, incurred, assumed, or guaranteed any indebtedness, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                          (e) any agreement concerning confidentiality, non-solicitation or non-competition;

                          (f)     any agreement involving any of the
         Shareholders and their Affiliates;

                          (g) any profit sharing, phantom stock, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                          (h)     any collective bargaining agreement;

                          (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $40,000 or providing severance benefits;

                          (j) any agreement under which either of the Asset Sellers has advanced or loaned any amount to any of its directors, officers, and employees or any of their Affiliates;

                          (k) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of either of the Asset Sellers;

                          (l) any agreement or commitment for any charitable or political contribution;

                          (m) any agreement not in the Ordinary Course of Business; and

                          (n) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000.

The Asset Sellers have delivered to the Purchaser a correct and complete copy of each written agreement listed in Section 3.16 of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.16 of the Disclosure Schedule. With respect to each such agreement, as to the Asset Sellers, and to the Knowledge of any of the Asset Sellers, officers, directors and the Shareholders, as to any other Person: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated in the Acquisition Documents; (iii) no Person is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no Person has repudiated any provision of the agreement.

                 3.17 Notes and Accounts Receivable. All notes and accounts receivable of the Asset Sellers are reflected properly on the Books and Records, are valid receivables for sales actually made or services actually rendered in the Ordinary Course of Business, subject to no defenses, setoffs, or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts in the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of the Asset Sellers.

                 3.18 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of either of the Asset Sellers.

                 3.19 Insurance. Section 3.19 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, errors and omissions, and workers' compensation coverage and bond and surety arrangements) to which either of the Asset Sellers has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 5 years:

                 (a)      the name, address, and telephone number of the agent;

                 (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                 (c)      the policy number and the period of coverage;

                 (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                 (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy, except as set forth in Section 3.19 of the Disclosure Schedule: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions in the Acquisition Documents; (iii) neither the Asset Sellers nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. Each of the Asset Sellers has been covered during the past 10 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged. Section

3.19 of the Disclosure Schedule describes any self-insurance arrangements affecting each of the Asset Sellers.

                 3.20 Litigation. Section 3.20 of the Disclosure Schedule sets forth each instance in which either of the Asset Sellers (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for litigation matters) of the Asset Sellers, is threatened to be made a party, to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3.20 of the Disclosure Schedule could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the Asset Sellers. None of the Shareholders and the directors and officers (and employees with responsibility for litigation matters) of the Asset Sellers has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Asset Sellers.

                 3.21 Product and Service Warranty. Each product manufactured, sold, leased, or delivered or service provided by either of the Asset Sellers has been in conformity with all applicable contractual commitments and all express and implied warranties, and neither of the Asset Sellers has any Liability, (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product or service warranty claims in the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of the Asset Sellers. No products manufactured, sold, leased, or delivered or service provided by either of the Asset Sellers are subject to any guaranty, warranty, or other indemnity beyond the standard terms and conditions. Section 3.21 of the Disclosure Schedule includes a copy of the standard terms and conditions for each of the Asset Sellers containing applicable guaranty, warranty, and indemnity provisions.

                 3.22 Product Liability. Neither of the Asset Sellers has any Liability (and, to the Sellers' Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by either of the Asset Sellers.

                 3.23     Employees.

                          3.23.1  To the Knowledge of any of the Shareholders
and the directors and officers (and employees with responsibility for employment matters) of the Asset Sellers, except as set forth in Section 3.23.1 of the Disclosure Schedule, no executive, key employee, or group of employees has any plans to terminate employment with either of the Asset Sellers. Neither of the Asset Sellers is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither of the Asset Sellers has committed or been charged or threatened with a charge in the last three (3) years of any unfair labor practice. None of the Shareholders and the directors and officers (and employees with responsibility for employment matters) of the Asset Sellers has any Knowledge of any organizational effort presently being made or threatened in the last three (3) years by or on behalf of any labor union with respect to employees of either of the Asset Sellers. Section 3.23.1 of the Disclosure Schedule lists all employees and consultants receiving wages from either of the Asset Sellers for the three months ended on Most Recent Month End.

                          3.23.2  The Asset Sellers are in compliance with all
applicable federal, state, local and foreign laws and regulations concerning the employer-employee relationship and with all agreements relating to the employment of their employees, including applicable wage and hour laws, fair employment laws, safety laws, worker compensation statutes, unemployment laws, and social security laws. Except as described on Section 3.23.2 of the Disclosure Schedule, with respect to the Asset Sellers, there are no pending or, to the Sellers' Knowledge, threatened, claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning: wages, compensation, bonuses, commissions, awards, or payroll deductions, equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, marital status, disability, or any other recognized class, status, or attribute under any federal, state, local or foreign equal employment law prohibiting discrimination; representation petitions or unfair labor practices; grievances or arbitrations pursuant to current or expired collective bargaining agreements; occupational safety and health; workers compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; immigration or any other claim based on the employment relationship or termination of the employment relationship (collectively "Labor Claims"). Neither Asset Seller is liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any tax, penalty, assessment, or forfeiture for failure to comply with any of the foregoing. Except as described on Section 3.23.2 of the Disclosure Schedule, there is no outstanding agreement or arrangement with respect to severance payments with respect to any employee of either of the Asset Sellers.

                 3.24     Employee Benefits.

                          3.24.1  Section 3.24.1 of the Disclosure Schedule
lists each Employee Benefit Plan that either of the Asset Sellers maintains or to which either of the Asset Sellers contributes.

                          3.24.2  Each such Employee Benefit Plan (and each
related trust, insurance contract, or fund) complies in form and in operation with the applicable requirements of ERISA, the Code, and other applicable laws.

                          3.24.3  All required reports and descriptions
(including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                          3.24.4  All contributions (including all employer
contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan (including an Employee Pension Benefit Plan) and all contributions for any period ending on or before the Effective Date which are not yet due have been paid to each such Employee Benefit Plan (including an Employee Pension Benefit Plan) or accrued in accordance with the past custom and practice of each of the Asset Sellers. All premiums or other payments for all periods ending on or before the Effective Date have been paid with respect to each such Employee Benefit Plan (including an Employee Welfare Benefit Plan).

                          3.24.5  Each such Employee Benefit Plan which is
classified as a qualified plan (including an Employee Pension Benefit Plan) meets the requirements of a "qualified plan" under Code Section 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                          3.24.6  The market value of assets under each such
Employee Benefit Plan (including an Employee Pension Benefit Plan) equals or exceeds the present value of all vested and non-vested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Benefit Plan (including an Employee Pension Benefit Plan terminating on the date for determination.

                          3.24.7  Each Asset Seller has delivered to the
Purchaser correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                          3.24.8  With respect to each Employee Benefit Plan
that either of the Asset Sellers, and the Controlled Group of Corporations which includes the Asset Sellers maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                                  (a)      No such Employee Benefit Plan which
         is an Employee Pension Benefit Plan (other than any Multi-employer
         Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multi-employer Plan) has been instituted or, to the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Asset Sellers, threatened.

                                  (b)      There have been no Prohibited
         Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Asset Sellers, threatened. None of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Asset Sellers has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                                  (c)      Neither of the Asset Sellers has
         incurred, and none of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Asset Seller and its Subsidiaries has any reason to expect that any of the Asset Sellers will incur any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan.

                          3.24.9  Neither of the Asset Sellers, and the other
members of the Controlled Group of Corporations that includes the Asset Sellers, contributes to, ever has contributed to, or ever has been required to contribute to any Multi-employer Plan or has any Liability (including withdrawal Liability) under any Multi-employer Plan.

                          3.24.10 Neither of the Asset Sellers maintains or
ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents other than in accordance with the continuation of coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and Sections 601 through 608 of ERISA, all of which have been complied with in all material respects.

                 3.25 Guaranties. Neither of the Asset Sellers is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

                 3.26     Environment, Health, and Safety.

                          3.26.1  Each of the Asset Sellers, and their
respective predecessors and Affiliates, has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of the Asset Sellers, and their respective predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                          3.26.2  Neither of the Asset Sellers has any
Liability (and neither of the Asset Sellers, and their respective predecessors and Affiliates, has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against either of the Asset Sellers giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                          3.26.3  All properties and equipment used in the
businesses of the Asset Sellers, and their respective predecessors and Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

                 3.27 Certain Business Relationships With the Asset Sellers. Except as described in Section 3.27 of the Disclosure Schedule, none of the Shareholders and their Affiliates has been involved in any business arrangement, contract, agreement or relationship with either of the Asset Sellers within the past twelve (12) months or received any payments or benefits from the Asset Sellers, and none of the Shareholders and their Affiliates owns any asset, tangible or intangible, which is used in the business of either of the Asset Sellers.

                 3.28 Adequacy of Acquired Assets. The Acquired Assets include all rights, properties, and assets reasonably necessary to permit the Purchaser to carry on the businesses of the Asset Sellers as presently conducted and presently proposed to be conducted.

                 3.29 Customers. Section 3.29 of the Disclosure Schedule contains a list of all customers of the Asset Sellers as of June 30, 1996. Sellers have not received any notice and have no Knowledge that any customer with annual billings exceeding $50,000 has taken or indicated an intent to take any steps which could result in any loss of sales.

                 3.30 Disclosure. No representation or warranty of the Sellers in this Agreement or in any statement, certificate or Schedule furnished by the Sellers, or in connection with the transactions contemplated herein, contains any untrue statement of fact or omits to state any fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, certificates and Schedules are true and complete. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty unless the representation or warranty has to do with the existence of the document or other item itself. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Article 3.

         4.0 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Sellers that:

                 4.01 Organization of the Purchaser. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                 4.02 Authorization of Transaction. The Purchaser has full power and authority (including full corporate power and authority) to execute and deliver the Acquisition Documents and to perform its obligations thereunder. The Acquisition Documents constitute the valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms and conditions.

                 4.03 Non-contravention. Neither the execution and the delivery of the Acquisition Documents, nor the consummation of the transactions contemplated in the Acquisition Documents, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject or any provision of its charter or bylaws, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which it is bound or to which any of its assets is subject. The Purchaser does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by the Acquisition Documents.

                 4.04 Brokers' Fees. The Purchaser has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

         5.0     Intentionally left blank.

         6.0     Conditions to Obligation to Close.

                 6.01 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                          (a) the representations and warranties set forth in Article 3 shall be true and correct in all material respects at and as of the Closing Date;

                          (b) the Sellers shall have performed and complied with all of its covenants and agreements in all material respects through the Closing;

                          (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction in which an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated in this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect materially and adversely the right of the Purchaser to own the Acquired Assets, to operate the former businesses of the Asset Sellers;

                          (d) the Sellers shall have delivered to the Purchaser a certificate to the effect that each of the conditions specified in Section 6.01(a)-(c) is satisfied in all respects;

                          (e) the Purchaser shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.03 and Section 4.03;

                          (f) the relevant parties shall have entered into the agreements in form and substance as set forth in Exhibits A and C and the same shall be in full force and effect;

                          (g) the Purchaser shall have received from counsel to the Sellers an opinion in form and substance reasonably acceptable to the Purchaser, addressed to the Purchaser, and dated as of the Closing Date;

                          (h) Timothy E. Tindle and David H. Cleland shall have executed and delivered to the Purchaser Employment Agreements in form and substance as attached on Exhibit D;

                          (i) each Asset Seller shall have executed and delivered to the Purchaser the transfer and assignment documents required by Section 2.05;

                          (j) all loans or advances between or among either of the Asset Sellers, the Shareholders and their respective Affiliates must be repaid on or before the Closing Date and any agreements, arrangements or undertakings (other than those contemplated in the Acquisition Documents) shall have been canceled, terminated or otherwise discontinued without cost or expense to the Asset Sellers;

                          (k) Albert G. Schornberg and James A. Barbour, their families and their affiliates shall pay the Purchaser for all unpaid interest amounts on promissory notes made by them in favor of either of the Asset Sellers, and all expenses incurred by, or advances or payments to, them and paid by the Asset Sellers from and after June 12, 1996, including those expenses set forth on Exhibit E hereto and all other such expenses, advances, or payments within seven (7) days of presentation by the Purchaser of evidence thereof.

                          (l) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated herein and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated herein will be reasonably satisfactory in form and substance to the Purchaser; and

                          (m)     before the Closing Date, Analytical
         Technologies, Inc. shall, by corporation resolution, adopt the Anatec 401(k) Retirement Savings Plan which shall be effective as of July 15, 1996 (the "Savings Plan") in the form approved by the Purchaser, and:

                                        (i) Effective as of the Closing Date,
                 the Purchaser and the Sellers shall take such action as may be necessary to cause Purchaser to assume sponsorship of the Savings Plan, including execution of a trust substitution agreement for its related trust to reflect Purchaser as sole sponsor of the Savings Plan and sole settlor of any corresponding (whether existing or substituted) trust. The Sellers shall transfer to the Purchaser all documents relating to the Savings Plan, including all plan documents, trust agreements, completed administrative forms, correspondence, and all material employee communications with respect to the Savings Plan;

                          (ii) Effective as of the Closing Date, the Purchaser
                 shall succeed to all obligations and liabilities of Analytical Technologies, Inc. under or arising with respect to the Savings Plan; the Purchaser shall have no obligations or liabilities whatsoever with respect to any other employee benefit plans, other than the Savings Plan, and the Sellers shall indemnify and hold the Purchaser harmless from any such obligations or liabilities; and

                          (iii) Effective as of the Closing Date, the Sellers
                 shall afford the Purchaser reasonable access to such documentation, including (without limitation) plan coverage information, as the Purchaser may request to prepare and complete all governmental filings (including Forms 5300 and 5500 required with respect to the Savings Plan for plan years ending before the Closing Date.

The Purchaser may waive any condition specified in this Section 6.01 if it executes a writing so stating at or prior to the Closing.

                 6.02 Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                          (a) the representations and warranties set forth in Article 4 above shall be true and correct in all material respects at and as of the Closing Date;

                          (b) the Purchaser shall have performed and complied with all of its covenants and agreements in all material respects through the Closing;

                          (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                          (d) the Purchaser shall have delivered to the Sellers a certificate to the effect that each of the conditions specified in Section 6.02(a)-(c) is satisfied in all respects;

                          (e) the Purchaser shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.03 and Section 4.03;

                          (f) the relevant parties shall have entered into the agreements in form and substance as set forth in Exhibits A and C and the same shall be in full force and effect;

                          (g) the Sellers shall have received from counsel to the Purchaser an opinion in form and substance reasonably acceptable to the Sellers, addressed to the Sellers, and dated as of the Closing Date; and

                          (h) all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated herein and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated herein will be reasonably satisfactory in form and substance to the Sellers.

The Sellers may waive any condition specified in this Section 6.02 if they execute a writing so stating at or prior to the Closing.

         7.0     Termination.

                 7.01 Termination of Agreement. Certain of the Parties may terminate this Agreement as follows:

                          (a) the Purchaser and the Asset Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                          (b) the Purchaser may terminate this Agreement by giving written notice to the Asset Seller at any time prior to the Closing (i) in the event the Sellers have breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Purchaser has notified the Sellers of the breach, and the breach has continued without cure for a period of 10 calendar days after the notice of breach, or (ii) if the Closing shall not have occurred on or before August 30, 1996, by reason of the failure of any condition precedent under Section

         6.01 (unless the failure results primarily from the Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement); and

                          (c) the Sellers may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing (i) in the event the Purchaser has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Purchaser of the breach, and the breach has continued without cure for a period of 10 calendar days after the notice of breach, or (ii) if the Closing shall not have occurred on or before August 30, 1996, by reason of the failure of any condition precedent under Section 6.02 hereof (unless the failure results primarily from the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

                 7.02 Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.01, all rights and obligations of the Parties shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach). Upon request therefor, each Party will return all documents, workpapers, and other material of any other Party relating to the transactions contemplated herein, whether obtained before or after the date hereof, to the Party that furnished same.

         8.0 Post-Closing Covenants. The Parties agree with respect to the period following the Closing:

                 8.01 General. If at any time after the Closing, any further action is necessary or desirable to carry out the purposes of the Acquisition Documents, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor). The Sellers acknowledge and agree that from and after the Closing, the Purchaser will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort except the Excluded Assets.

                 8.02 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under the Acquisition Documents or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction occurring on or prior to the Closing Date involving either of the Asset Sellers, each of the other Parties will cooperate with each other and their counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor).

                 8.03 Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, employee, temporary employee, consultant employee or other business associate of either of the Asset Sellers from maintaining the same business relationships with the Purchaser after the Closing as it maintained with the Asset Sellers prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the businesses of the Asset Sellers to the Purchaser from and after the Closing Date. Each Party shall deliver to the other (within five (5) business day of receipt) any money or document it receives that belongs to any other Party. The Sellers shall cooperate with and assist the Purchaser in obtaining consents of other parties (e.g. lessors, customers) to assignments of Contracts, leases of Leased Real Property, and any other Acquired Assets.

                 8.04 Confidentiality. Each of the Sellers will treat and hold as confidential all of the Confidential Information, refrain from using or disclosing any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Purchaser or destroy, at the request and option of the Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in their possession. In the event that any of the Sellers is requested or required by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, such Seller will notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use their reasonable efforts to obtain, at the reasonable request of the Purchaser, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

                 8.05 Covenant Not to Compete. For a period of five years from and after the Closing Date, Albert G. Schornberg, James A. Barbour, Timothy E. Tindle, and David H. Cleland agree, severally, that each will not in the United States or Canada (i) engage, directly or indirectly, in any business that either of the Asset Sellers conducts as of the Closing Date; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses; (ii) solicit or attempt to solicit, directly or indirectly, any customer for the purpose of providing any service competitive with the businesses of the Asset Sellers; or (iii) solicit or attempt to solicit or hire away any employee of either of the Asset Sellers immediately prior to the Closing Date who is an Employee of the Purchaser immediately after the Closing Date. If final judgment of a court of competent jurisdiction declares that any term or provision of this Section is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

                 8.06 Tax Matters. The following provisions shall govern the allocation of responsibility as between the Purchaser and the Sellers for certain tax matters following the Effective Date:

                 (a) The Purchaser and the Asset Sellers shall cooperate fully, as and to the extent reasonably requested by the other, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other's reasonable request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided. The Asset Sellers and the Purchaser agree (i) to retain all books and records with respect to Tax matters relating to any taxable period beginning before the Effective Date until the expiration of the statute of limitations (and, to the extent notified by the Purchaser or either Asset Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the party so requests, to allow the other party to take possession of such books and records.

                 (b) The Purchaser and the Asset Sellers further agree, upon reasonable request, to use their reasonable best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax imposed (including, but not limited to, with respect to the transactions contemplated herein).

                 8.07 Intellectual Property Matters. The Sellers shall cease and desist use of all Intellectual Property, including but not limited to the names "Analytical Technologies, Inc." and "ANATEC," and, within seven (7) days after the Closing Date, shall file all documents necessary to change the corporate names of the Asset Sellers accordingly.

                 8.08 Release of Guaranties. The Purchaser shall obtain releases or terminations of the personal guaranties by Albert G. Schornberg of automobile leases and corporate credit card obligations which are included in the Assumed Liabilities.

         9.0     Remedies for Breaches of This Agreement.

                 9.01 Survival of Representations, Warranties, Covenants and Agreements. All of the representations and warranties of the Asset Sellers contained in Sections 3.07 through 3.10 and Sections 3.12 through 3.30 shall survive the Closing (even if the Purchaser knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until the third anniversary of this Agreement (at which time the survival period of such representations and warranties, together with the associated right of Indemnification hereunder, shall expire); provided, however, that the representations and warranties contained in Section 3.26 shall survive the Closing (even if the Purchaser knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of ten years thereafter (at which time the survival period of such representations and warranties, together with the associated right of Indemnification hereunder, shall expire). All of the other representations and warranties of the Purchaser, the Asset Sellers and the Shareholders (including the representations and warranties contained in Sections 3.01 through 3.06 and
Section 3.11) shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter, (subject to any applicable statutes of limitations) (at which time the survival period of such representations and warranties, together with the associated right of indemnification hereunder, shall expire).

       9.02     Indemnification Provisions for Benefit of the Purchaser.

                          (a)     In the event any of the Sellers breaches (or
in the event any third party alleges facts that, if true, would mean the Sellers have breached) any of their representations, warranties, covenants and agreements contained in this Agreement, and, provided that the Purchaser makes a written claim for indemnification against any of the Sellers, then each of the Sellers shall indemnify the Purchaser from and against his or its Proportionate Allocation of the entirety of any Adverse Consequences the Purchaser may suffer resulting from, arising out of, relating to, or in the nature of, and proximately or in fact caused by, the breach (or the alleged breach); provided, however, that the Sellers shall not have any obligation to indemnify the Purchaser from and against any Adverse Consequences resulting from, arising out of, relating to, or in the nature of, and proximately or in fact caused by, the breach of any of the representations or warranties contained in Section 3.07 through 3.30 until the Purchaser has suffered Adverse Consequences by reason of all such breaches in the aggregate in excess of $50,000 (after which point the Sellers will be obligated only to indemnify the Purchaser from and against further such Adverse Consequences).

                          (b)     Each of the Sellers shall indemnify the
Purchaser from and against his or its Proportionate Allocation of the entirety of any Adverse Consequences the Purchaser may suffer resulting from, arising out of, relating to, or in the nature of, and proximately or in fact caused by:

                                  (i)      any Liability of the Asset Sellers
         which is not an Assumed Liability (including any Liability of the Asset Sellers that becomes a Liability of the Purchaser under any bulk transfer or sales law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law);

                                  (ii)     any Liability of any of the Asset
         Sellers for unpaid Taxes with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) reflected in the Most Recent Financial Statement; or

                          (iii) any Excluded Liability, Excluded Asset, or act, event, occurrence or circumstances arising from the businesses of the Asset Sellers prior to the Closing Date; provided, however, that the Sellers shall not have any obligation to indemnify the Purchaser from and against any Adverse Consequences resulting from, arising out of, relating to or in the nature of, and proximately or in fact caused by, any of the items contemplated in this Section 9.02 (b) unless the Purchaser shall have made a claim for indemnification therefor on or before the seventh anniversary hereof (at which time the right of indemnification hereunder shall expire).

                 9.03     Indemnification Provisions for Benefit of the Sellers.

                          (a)     In the event the Purchaser breaches (or in
the event any third party alleges facts that, if true, would mean the Purchaser has breached) any of its representations, warranties, covenants and agreements contained in this Agreement and provided that any of the Sellers makes a written claim for indemnification against the Purchaser, then the Purchaser shall indemnify the Sellers from and against the entirety of any Adverse Consequences the Sellers may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, or in the nature of, and proximately or in fact caused by the breach (or the alleged breach).

                          (b)     The Purchaser shall indemnify the Sellers
from and against the entirety of any Adverse Consequences the Sellers may suffer resulting from, arising out of, relating to, or in the nature of, and proximately or in fact caused after the Closing Date by, any Assumed Liability, Acquired Asset, or act, event, occurrence or circumstance arising from the businesses of the Purchaser (which were formerly the businesses of the Asset Sellers) after the Closing Date.

                 9.04     Matters Involving Third Parties.

                          (a)     If any third party shall notify any Party
(the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party"), then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                          (b)     Any Indemnifying Party will have the right to
defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party

Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief,
(iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                          (c)     So long as the Indemnifying Party is
conducting the defense of the Third Party Claim, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                          (d)     In the event any of the conditions in
Subparagraph 9.04(b) is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for any Adverse Consequences suffered by the Indemnified Party in defending against the Third Party Claim, and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent.

                 9.05 Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant; provided, however, that, except for fraud, the foregoing indemnification provisions shall be the sole and exclusive remedy of the Purchaser for any breach of the representations and warranties contained in Sections 3.07 through 3.29. Each of the Sellers agrees that he or it will not make any claim for indemnification against any of the Purchaser and its Subsidiaries by reason of the fact that he or it was a director, officer, employee, or agent of either of the Asset Sellers or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another Person (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Purchaser against such Shareholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

         10.0    Miscellaneous.

                 10.01 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

                 10.02 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                 10.03 Entire Agreement. This Agreement, and the other Acquisition Documents (including the documents referred to herein), and the Non-Disclosure Agreement constitute the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                 10.04 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Purchaser may
(i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                 10.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                 10.06 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                 10.07 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Asset Seller:

                          Analytical Technologies, Inc.
                          50 W. Big Beaver Road, Suite 245
                          Troy, MI 48084

         Copy to:
                          Peter J. Livingston, Esq.
                          Howard & Howard Attys, PC
                          107 W. Michigan Avenue
                          Suite 400
                          Kalamazoo, MI 49007
                          (616) 382-1483
                          (616) 382-1568 (fax)

         If to the Purchaser:

                          Norrell Corporation
                          Norrell Technical Services, Inc.
                          Norrell Services, Ltd.
                          3535 Piedmont Road, N.E.
                          Atlanta, GA 30305
                          Attn: President
                          (404) 240-3135
                          (404) 240-3029 (fax)

         Copy to:

                          Norrell Corporation
                          3535 Piedmont Road, N.E.
                          Atlanta, GA 30305
                          Attn: General Counsel
                          (404) 240-3158
                          (404) 240-3312 (fax)

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                 10.08 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Michigan without giving effect to any choice or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

                 10.09 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                 10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                 10.11 Expenses. Each of the Purchaser, the Asset Sellers, and the Shareholders will bear his or its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated herein. The Asset Sellers also agree that they have not paid any amount to any third party, and will not pay any amount to any third party until after the Closing, with respect to any of the costs and expenses of the Asset Sellers and the Shareholders (including any of their legal and accounting fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

                 10.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. References to the singular shall include the plurals and vice versa.

                 10.13 Incorporation of Exhibits and Schedules. The Exhibits, Glossary of Terms, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                 10.14 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

NORRELL CORPORATION

By: /s/ Mark H. Hain
    ------------------------------
        Mark H. Hain
        Vice President

NORRELL TECHNICAL SERVICES, INC.

By: /s/ Mark H. Hain
    ------------------------------
        Mark H. Hain
        Vice President

NORRELL SERVICES, LTD.

By: /s/ Mark H. Hain
    ------------------------------
        Mark H. Hain
        Vice President

ANALYTICAL TECHNOLOGIES, INC.

By: /s/ Albert G. Schornberg
    ------------------------------
    Albert G. Schornberg

Title:  Chairman


ANATEC CANADA, INC.

By: /s/ Albert G. Schornberg
    ------------------------------
    Albert G. Schornberg

Title:  Chairman

SHAREHOLDERS

By: /s/ Albert G. Schornberg
    ------------------------------
        Albert G. Schornberg

By: /s/ James A. Barbour
    ------------------------------
        James A. Barbour

By: /s/ Timothy E. Tindle
    ------------------------------
        Timothy E. Tindle

By: /s/ David H. Cleland
    ------------------------------
        David H. Cleland